                                                                 EXHIBIT (b)(10)


After Recording Mail To:

KEYBANK NATIONAL ASSOCIATION
Mailcode WA-31-18-0422
601 -- 108th Avenue NE, 4th Floor
Bellevue, WA 98004
Attn:  Jill Scheuermann

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                  DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES
                             AND SECURITY AGREEMENT
                                (FIXTURE FILING)

                        COVERSHEET RECORDING INFORMATION:

        GRANTOR:        LINDAL CEDAR HOMES, INC., a Delaware corporation

        GRANTEE:        KEYBANK NATIONAL ASSOCIATION,
                          a national banking association

        GRANTEE         FIRST AMERICAN TITLE INSURANCE COMPANY OF SKAGIT COUNTY
        (trustee)

        LEGAL           Lot 74 and Ptn. Lots 66, 72, 73 and 75
        DESCRIPTION     "Skagit Regional Airport B.S.P., Phase I.
                        The complete legal description is on Exhibit A.

        ASSESSOR'S PROPERTY TAX PARCEL ACCOUNT NUMBERS:
                        8012-000-073-0100 L107588

THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, AND SECURITY AGREEMENT ("DEED OF TRUST") is made as of the 1st day of December, 2000, by Grantor, LINDAL CEDAR HOMES, INC., a Delaware corporation ("GRANTOR" or "COMPANY") whose mailing address is 4300 S. 104th Place, P.O. Box 24426, Seattle, WA 98124. The Trustee is FIRST AMERICAN TITLE INSURANCE COMPANY OF SKAGIT COUNTY, whose mailing address is 1301-B Riverside Drive, Mount Vernon, WA 98273. The Beneficiary is KEYBANK NATIONAL ASSOCIATION, a national banking association, ("BANK") whose mailing address is Mailcode WA-31-18-0422, 601 -- 108th Avenue NE, 4th Floor, Bellevue, WA 98004.


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THE WASHINGTON ECONOMIC DEVELOPMENT FINANCE AUTHORITY, a public body and instrumentality of the State of Washington ("ISSUER"), has issued its Nonrecourse Revenue Bonds, Series 1997 (Lindal Cedar Homes, Inc. Project) Series A -- Taxable in the aggregate principal amount of $425,000 (the "SERIES A BONDS") and Series B -- Tax-Exempt in the aggregate principal amount of $3,300,000 (the "SERIES B BONDS"). The aggregate principal amount of the Series A Bonds and the Series B Bonds (collectively, the "BONDS") is THREE MILLION SEVEN HUNDRED TWENTY-FIVE THOUSAND and NO/100 DOLLARS ($3,725,000.00). The Bonds were issued pursuant to the Indenture of Trust ("INDENTURE") dated as of November 1, 1997, between the Issuer and U.S. BANK TRUST NATIONAL ASSOCIATION (f/k/a First Trust National Association), a national banking association, as trustee ("BOND TRUSTEE"). The proceeds from the sale of the Bonds were used to make a loan ("LOAN") to the Company under the terms of a Loan Agreement ("LOAN AGREEMENT") between Company and Issuer dated as of November 1, 1997, and the proceeds of the Loan were used to pay costs of the Project described therein.

In order to secure the Loan and to enhance the marketability of the Bonds, the Company has applied to the Bank for the issuance of an irrevocable direct pay letter of credit ("LETTER OF CREDIT") in the stated amount of THREE MILLION FIVE HUNDRED THIRTY-SIX THOUSAND EIGHT HUNDRED SEVENTY-EIGHT and 95/100 DOLLARS ($3,536,878.95), comprised of a principal component in the amount of $3,425,000 and an interest component of $111,878.95. The Bank has issued its commitment letter ("COMMITMENT") to the Company, setting out the conditions under which the Bank will issue the Letter of Credit. Among those conditions is the execution of this Deed of Trust. The Company is executing a "REIMBURSEMENT AGREEMENT" dated December 1, 2000, in favor of the Bank to evidence Company's obligations to reimburse Bank for draws under the Letter of Credit. Capitalized terms used but not defined herein are defined in the Reimbursement Agreement.

For purposes of Article 9 of the Uniform Commercial Code (RCW 62A.9), this Deed of Trust constitutes a Security Agreement with the Company being the Debtor and the Bank being the Secured Party. This Deed of Trust also constitutes a Financing Statement filed as a fixture filing pursuant to Article 9 of the Uniform Commercial Code, RCW 62A.9-402(6).

In consideration of the Loan and the Letter of Credit, Company hereby irrevocably GRANTS, TRANSFERS, CONVEYS and ASSIGNS to Trustee, IN TRUST, WITH POWER OF SALE, all of Company's present and future estate, right, title, claim, and interest, either in law or in equity, in and to the following property ("PROPERTY"):

         (a) The real property described on Exhibit A, all rights to the alleys, streets and roads adjoining or abutting the real property, all easements, access, air and development rights, minerals and oil, gas and other hydrocarbon substances, water, water rights and water stock, and all other rights, hereditaments, privileges, and


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appurtenances now or hereafter belonging or in any way appertaining to such real property ("LAND").

         (b) All buildings, improvements and tenements now or hereafter located on the Land ("IMPROVEMENTS"), including without limitation all fixtures and articles of property attached to, or used or adapted for use in the ownership, development, operation or maintenance of the Land and Improvements (whether such items are leased, owned, or subject to any title-retaining or security instrument); all heating, cooling, air-conditioning, ventilating, refrigerating, plumbing, generating, power, lighting, laundry, maintenance, incinerating, lifting, cleaning, fire prevention and extinguishing, security and access control, cooking, gas, electric and communication fixtures, equipment and apparatus; all engines, motors, conduits, pipes, pumps, tanks, ducts, compressors, boilers, water heaters and furnaces; all ranges, stoves, disposals, refrigerators and other appliances; all escalators and elevators, baths, sinks, all cabinets, partitions, mantels, built-in mirrors, window shades, blinds, screens, awnings, storm doors, windows and sash; all carpeting, underpadding, floor covering, panelling, and draperies; all furnishings of public spaces, halls and lobbies; and all shrubbery and plants. All such items shall be deemed part of the Land and not severable wholly or in part without material injury to the freehold.

         (c) All of the present and future rents, revenues, issues, profits and income of the Land and Improvements, and all present and future leases and other agreements for the occupancy or use of all or any part of the Land and Improvements, including without limitation all cash or security deposits, advance rentals and deposits or payments of similar nature, and all guarantees of tenants' or occupants' performance under such leases and agreements.

         (d) All present and future monetary deposits given to any public or private utility with respect to utility services furnished to the Land or the Improvements.

         (e) All right, title and interest of Borrower as lessee under that certain Ground Lease (as amended, the "GROUND LEASE") recorded under Auditor's No. 9407290099 in the real property records of Skagit County, Washington, between Mel Edstrom and Timberline Forest Products, Inc. as lessee, which lessee's interest was assigned to Borrower pursuant to a Lessee's Assignment of Lease, Lessor's Consent, and Second Amendment to Lease dated as of April 10, 1997 and recorded under Auditor's No. 9704140062, and PORT OF SKAGIT COUNTY, a Washington municipal corporation, as lessor ("LESSOR"), with respect to the Land described on Exhibit A attached.

         (f) Any deposit account or accounts with the Bank in the name of the Debtor for deposit of payments to the Debtor in connection with any "Rate Swap Transaction" entered into at any time between the Bank and the Debtor and any and all funds now or hereafter on deposit therein.


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         (g) All proceeds (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including without limitation the insurance proceeds and condemnation awards.

         (h) All proceeds of the foregoing.

TO SECURE THE FOLLOWING ("SECURED OBLIGATIONS"):

         (1) Payment and performance of all the Company's obligations under the Reimbursement Agreement and the other Reimbursement Documents and all sums which are or may become owing under the Reimbursement Documents and any and all modifications, extensions, renewals and replacements thereof. The "REIMBURSEMENT DOCUMENTS" are the Reimbursement Agreement, this Deed of Trust, and all other documents and instruments executed by the Company in connection therewith, but not including the "INDEMNITY AGREEMENT" dated the same as this Deed of Trust executed by the Company. This Deed of Trust does not secure the Company's obligations to the Bank under the Indemnity Agreement.

         (2) Any and all obligations of the Company to the Bank under or related to any Rate Swap Transaction entered into between the Company and the Bank, including without limitation any payments on Early Termination under any Swap Agreement or Confirmation. Capitalized terms used in this subsection (2) are defined in the 1991 ISDA Definitions, published by the International Swap Dealers Association, Inc.

         (3) Any and all obligations of the Company to Bank in connection with any other loan or other financial accommodation owed by Company, either directly or as guarantor or other surety, to Bank.

The Secured Obligations may be indexed, adjusted, renewed or renegotiated.

COMPANY HEREBY REPRESENTS, WARRANTS, COVENANTS AND AGREES AS FOLLOWS:

                                    ARTICLE I
                                  TITLE AND USE

         1.1 WARRANTY OF TITLE. Company warrants, represents, covenants and agrees as follows: (a) Company holds marketable title to the Property with the full right and power to grant, convey and assign the Property. (b) The Property is free from liens, encumbrances, exceptions and other charges of any kind whatsoever, except for the Permitted Exceptions. (c) No other lien or encumbrance, whether superior or inferior to this Deed of Trust, shall be created or suffered to be created by Company without the prior written consent of Bank. (d) No default on the part of Company or any other person exists under any of the Permitted Exceptions and all of the Permitted Exceptions are in full force and effect and in good standing, without modification. (e) Complete and


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current copies of the Permitted Exceptions have been furnished to Bank, and none of them have been or will be modified by Company without Bank's prior written consent. (f) Company shall fully comply with all the terms of the Permitted Exceptions and shall deliver to Bank a copy of all notices delivered in connection with the Permitted Exceptions. (g) Bank has the right to contact the other parties to the Permitted Exceptions to confirm the status thereof, and Company shall, from time to time, at the request of Bank, request of such parties a certificate confirming such information regarding the Permitted Exceptions as Bank may request. (h) Company shall forever warrant and defend the Property unto Bank against all claims and demands of any other person whatsoever, subject only to non-delinquent taxes and assessments and the Permitted Exceptions. As used in this Deed of Trust, "PERMITTED EXCEPTIONS" means the exceptions to title to the Property set out in Schedule B of the policy of title insurance issued to Bank with respect to this Deed of Trust.

         1.2 NON-AGRICULTURAL USE; COMMERCIAL LOAN. The Company represents and warrants to the Bank that the Property is not used principally for agricultural purposes, and the Obligations secured by this Deed of Trust were not incurred primarily for personal, family or household purposes.

         1.3 HAZARDOUS SUBSTANCES. The Company represents and warrants to the Bank, to the best of its knowledge after due inquiry and inspection, that (i) no asbestos has ever been used in the construction, repair or maintenance of any Improvements; (ii) no Hazardous Substance is currently being generated, processed, stored, transported, handled or disposed of, on, under or in the Property, except in accordance with all applicable laws, (iii) neither the Company nor any other person or entity has ever caused or permitted any Hazardous Substance to be generated, processed, stored, transported, handled or disposed of on or under the Property, except in compliance with all applicable laws, (iv) there is no actual or alleged violation with respect to the Property of any federal, state or local statute, ordinance, rule, regulation or other law relating to Hazardous Substances, and (v) there is no action or proceeding pending or threatened before or appealable from any court, quasi-judicial body or administrative agency relating to Hazardous Substances affecting or alleged to be affecting the Property. "HAZARDOUS SUBSTANCE" means any substance or material which may be hazardous to the health or safety of any person; including without limitation any substance or material which is now or hereafter becomes regulated under any federal, state, or local statute, ordinance, rule, regulation, or other law relating to environmental protection, contamination or cleanup.

         1.4 GROUND LEASE. The Ground Lease is in full force and effect and in good standing, it has not been amended in any respect and there is no default by either Borrower or the Lessor thereunder. Borrower will enter into no agreement amending or modifying the Ground Lease, will pay all rents and other amounts when due under the Ground Lease and will permit no default thereunder and will timely perform all of its obligations thereunder and do all that is necessary to keep the Ground Lease in full force


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
and effect an in good standing, will not exercise any right to terminate the Ground Lease without Bank's prior written consent and will not exercise any other right or remedy under the Ground Lease without Bank's prior written consent. Borrower's liability under the Secured Obligations shall not be discharged, released or in any way diminished and shall remain direct and primary notwithstanding any and all actions taken by the Lessor or by Bank following any default by Borrower under the Ground Lease or the Loan Documents.

                                   ARTICLE II
                                    COVENANTS

         2.1 PAYMENT AND PERFORMANCE OF SECURED OBLIGATIONS. Company shall pay when due all sums that are now or which may become owing under the Reimbursement Documents, and shall pay and perform all other Secured Obligations in accordance with their terms.

         2.2 PAYMENT OF TAXES, UTILITIES, LIENS AND CHARGES.

                  (a) TAXES AND ASSESSMENTS. Except as the same may otherwise be paid under Article III, Company shall pay when due directly to the payee thereof all taxes and assessments (including without limitation, non-governmental levies or assessments such as maintenance charges, owner association dues or charges, or fees, levies or charges resulting from covenants, conditions or restrictions) levied, assessed or charged against or with respect to the Property or this Deed of Trust. Upon request, Company shall promptly furnish to Bank all notices of amounts due under this subparagraph and all receipts evidencing such payments.

                  (b) UTILITIES. Company shall pay when due all utility charges and assessments for services furnished the Property.

                  (c) LABOR AND MATERIALS. Company shall pay when due the claims of all persons supplying labor or materials to or in connection with the Property.

                  (d) LIENS AND CHARGES. Company shall promptly discharge any lien, encumbrance, or other charge, whether superior or inferior to this Deed of Trust, which may be claimed against the Property; provided that Company shall have the right to contest the amount or validity in whole or in part of any lien, encumbrance or other charge against the Property by appropriate proceedings conducted in good faith and with due diligence, in which event Company, upon prior written notice to Bank, may postpone or defer payment of such lien, encumbrance or other charge so long as (i) such proceedings shall operate to prevent the collection of the lien, encumbrance or other charge; (ii) neither the Property nor any part thereof will, by reason of such postponement or deferment, be in danger of being forfeited or lost; and (iii) Company, before the date such lien, encumbrance or other charge becomes delinquent, gives such


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reasonable security as may be requested by Bank to ensure payment thereof and prevent any forfeiture or loss of the Property or any part thereof.

         2.3 INSURANCE.

                  (a) COVERAGE REQUIRED. Company shall keep the following insurance coverage in effect with respect to the Property:

                           (1) Insurance against loss by fire and other hazards
with coverage for such perils as are set forth the Causes of Loss-Special Form, with coverage extended to the perils of flood and earthquake, if required by Bank, in an amount equal to the full insurable replacement cost of the Improvements. Such insurance shall have an agreed value provision in lieu of any co-insurance clause, an ordinance and law endorsement, debris removal coverage and such endorsements or other insurance policies as may be necessary to insure all perils required to be insured by Bank. All endorsements shall be in form and substance satisfactory to Bank. Each policy shall be issued by a company acceptable to Bank. The policy shall not be subject to cancellation without thirty (30) days' prior written notice to Bank.

                           (2) A commercial general liability insurance policy
with respect to the Project including contractual liability coverage in such amounts as Bank may require and from an insurance company acceptable to Bank. Such policy shall be endorsed to provide that the insurance is primary to and not contributory to any similar insurance carried by Company and shall contain a severability of interest clause.

                           (3) A flood insurance policy providing full
replacement cost coverage if the Land is located in an area designated by the Department of Housing and Urban Development as a special flood hazard area.

                           (4) Business Income Insurance (covering rental and/or
business interruption) for a period of not less than twelve months in amounts and otherwise on terms satisfactory to Bank.

                           (5) Insurance against such similar or other hazards,
casualties, liabilities and contingencies, in such forms and amounts, as Bank may from time to time reasonably require.

                  (b) POLICIES. Each insurance policy shall be with a company and in a form acceptable to Bank. Each hazard insurance policy shall include a Form 438BFU or equivalent mortgagee endorsement in favor of Bank. Each liability insurance policy shall name Bank as an additional insured. All required policies will provide for at least thirty (30) days' written notice to Bank prior to the effective date of any cancellation or material amendment, which term shall include any reduction in the scope or limits of coverage. Company shall furnish to Bank the original of each required insurance policy, or a certified copy thereof together with a certificate of insurance setting forth the coverage,


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the limits of liability, the carrier, the policy number and the expiration date.
As security for the Secured Obligations, Company hereby assigns to Bank all required insurance policies, together with all proceeds thereof, rights thereto and all unearned premiums returnable upon cancellation.

                  (c) PAYMENT; RENEWALS. Company shall promptly furnish to Bank all renewal notices relating to insurance policies. Except as the same may otherwise be paid under Article III, Company shall pay all premiums on insurance policies directly to the carrier. At least thirty (30) days prior to the expiration date of each such policy, Company shall furnish to Bank a renewal policy in a form acceptable to Bank, together with evidence that the renewal premium has been paid.

                  (d) APPLICATION OF INSURANCE PROCEEDS. In the event of any loss or damage to the Property that exceeds $50,000, Company shall give prompt written notice thereof to the insurance carrier and Bank. With regard to any such loss or damage as to which the Company is required to notify Bank under the prior sentence, Company hereby authorizes Bank as Company's attorney-in-fact to make proof of loss, to adjust and compromise any claim, to commence, appear in and prosecute, in Bank's or Company's name, any action relating to any claim, and to collect and receive insurance proceeds; provided, however, that Bank shall have no obligation to do so. Bank shall apply any insurance proceeds received by it hereunder first to the payment of the costs and expenses incurred in the collection of the proceeds and then, in its absolute discretion and without regard to the adequacy of its security, to:

                           (1) The payment of the Secured Obligations, whether
then due and payable or not; or

                           (2) The reimbursement of Company, under Bank's
prescribed disbursement control procedures, for the cost of restoration or repair of the Property. Bank may, at its option, condition the reimbursement on Bank's approval of the plans and specifications of the reconstruction, contractor's cost estimates, architect's certificates, waivers of liens, sworn statements of mechanics and materialmen, and such other evidence of costs, percentage completion of construction, application of payments and satisfaction of liens as Bank may reasonably require.

Except to the extent that insurance proceeds are applied to payment of the Secured Obligations, nothing herein contained shall be deemed to excuse Company from restoring, repairing or maintaining the Property as provided in paragraph 2.4, regardless of whether or not there are insurance proceeds available or whether any such proceeds are sufficient in amount.

                  (e) TRANSFER OF TITLE. If the Property is sold pursuant to
Article IX or if Bank otherwise acquires title to the Property, Bank shall have all of the right, title and interest of Company in and to any insurance policies and unearned premiums thereon


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and in and to the proceeds resulting from any damage to the Property prior to such sale or acquisition.

         2.4 PRESERVATION AND MAINTENANCE OF PROPERTY; RIGHT OF ENTRY.

                  (a) PRESERVATION AND MAINTENANCE. Company represents and warrants that the Improvements are free from damage caused by fire or other casualty. Ordinary wear and tear excepted, Company shall (i) not commit or suffer any waste or permit any impairment or deterioration of the Property, (ii) not abandon the Property, (iii) restore or repair promptly and in a good and workmanlike manner all or any part of the Property to the equivalent of its original condition, or such other condition as Bank may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair, (iv) keep the Property, including improvements, fixtures, equipment, machinery and appliances thereon, in good condition and repair and shall replace fixtures, equipment, machinery and appliances of the Property when necessary to keep such items in good condition and repair, and (v) generally operate and maintain the Property in a commercially reasonable manner.

                  (b) ALTERATIONS. None of the Improvements shall be structurally altered, removed or demolished, in whole or in part, without Bank's prior written consent, nor shall any fixture or chattel covered by this Deed of Trust and adapted to the use and enjoyment of the Property be removed at any time without like consent unless actually replaced by an article of equal suitability which is owned by Company free and clear of any lien or security interest.

                  (c) RIGHT OF ENTRY. Bank is hereby authorized to enter the Property, including the interior of any structures, at reasonable times and after reasonable notice, for the purpose of inspecting the Property to determine Company's compliance with this paragraph.

         2.5 PARKING. If any part of the automobile parking areas included within the Property is taken by condemnation, and before the parking areas are diminished for any other reason, Company shall take all actions as are necessary for to provide parking for the use of the Property in compliance with all laws, rules and regulations. Before making any contract for substitute parking facilities, Company shall furnish to Bank satisfactory assurance of completion thereof free of liens and in conformity with all government zoning and other regulations.

         2.6 USE OF PROPERTY. Company represents and warrants to Bank that the Land, the Improvements, and their intended use by Company comply with all applicable restrictive covenants, zoning and subdivision laws, ordinances, regulations and legal requirements, building codes, flood disaster laws, applicable health and environmental laws and regulations and all other laws, ordinances, regulations, orders and legal requirements issued by any state, federal or municipal authority having or claiming


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
jurisdiction over the Property. Company shall comply with all laws, ordinances, regulations and requirements of any governmental body, and all other covenants, conditions and restrictions applicable to the Property and its intended use, and pay all fees and charges in connection therewith. Unless required by applicable law or unless Bank has otherwise agreed in writing, Company shall not allow changes in the use for which all or any part of the Property was intended at the time this Deed of Trust was executed. Company shall not initiate or acquiesce in a change in the zoning classification of the Property without Bank's prior written consent.

         2.7 CONDEMNATION.

                  (a) PROCEEDINGS. Company shall promptly notify Bank of any action or proceeding relating to any condemnation or other taking (including without limitation any change in the grade of the Property), whether direct or indirect, of the Property or part thereof or interest therein, and Company shall appear in and prosecute any such action or proceeding unless otherwise directed by Bank in writing. Company authorizes Bank, at Bank's option, as attorney-in-fact for Company, to commence, appear in and prosecute, in Bank's or Company's name, any action or proceeding relating to any such condemnation or other taking, and to settle or compromise any claim in connection with such condemnation or other taking. All awards, payments, damages, direct, consequential and otherwise, claims, and proceeds thereof, in connection with any such condemnation or other taking, or for conveyances in lieu of condemnation, are hereby assigned to Bank, and all proceeds of any such awards, payments, damages or claims shall be paid to Bank.

                  (b) APPLICATION OF CONDEMNATION PROCEEDS. Bank shall apply any such proceeds in the manner and upon the terms and conditions set forth in paragraph 2.3(d) relating to the application of insurance proceeds.

         2.8 PROTECTION OF BANK'S SECURITY. Company shall give notice to Bank of and shall appear in and defend any action or proceeding that may affect the Property, the interests of Bank or Trustee therein, or the rights or remedies of Bank or Trustee under the Reimbursement Documents. If any such action or proceeding is commenced, or Company fails to perform any of the Secured Obligations, Bank or Trustee may, at their option, make any appearances, disburse any sums, make any entries upon the Property, and take any actions as may be necessary or desirable to (i) protect or enforce the security of this Deed of Trust, (ii) remedy Company's failure to perform the Secured Obligations (without waiving such default by Company), or (iii) otherwise protect Bank's or Trustee's interests. Company shall pay all losses, damages, fees, costs, and expenses incurred by Bank and Trustee in taking such actions; including without limitation reasonable legal fees.

         2.9 REIMBURSEMENT OF BANK'S AND TRUSTEE'S EXPENSES. All amounts disbursed by Bank and Trustee pursuant to paragraph 2.8 or any other provision of this Deed of Trust or the other Reimbursement Documents, with interest thereon at the


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
default rate provided in the Reimbursement Agreement from the date of disbursement until repaid, shall constitute a Secured Obligation. All such amounts shall be immediately due and payable and bear interest from the date of disbursement at the lesser of the default rate under the Reimbursement Agreement, or the maximum rate permitted by law.

         2.10 BOOKS AND RECORDS ON PROPERTY. Company shall keep and maintain at Company's address stated above, or such other place as Bank may approve in writing, all written contracts, leases and other documents affecting the Property. Such contracts, leases and other documents shall be subject to examination, inspection and copying at any reasonable time by Bank. Company shall furnish to Bank, within twenty (20) days after Bank's request therefor, the following documents, each certified to Bank by Company as being true, correct and complete: (a) copies of all leases and other agreements for occupancy or use of all or any portion of the Property, (b) copies of the most recent real and personal property tax statements for the Property, and (c) copies of the most recent statements for the insurance coverage maintained pursuant to this Deed of Trust.

                                   ARTICLE III
                                    RESERVES

         3.1 DEPOSITS. If required by Bank, Company shall, on the first day of each month or at such other interval as Bank directs, deposit with Bank a sum, as estimated by Bank, equal to (i) the taxes and special assessments next due on the Property, and (ii) the premiums that will next become due on insurance policies as may be required under this Deed of Trust, less all sums already deposited therefor, divided by the number of months to elapse before two (2) months prior to the date when such taxes, special assessments and premiums will become delinquent. Bank may require Company to deposit with Bank, in advance, such other sums for other taxes, assessments, premiums, charges and impositions in connection with Company or the Property as Bank reasonably deems necessary to protect Bank's interests ("OTHER IMPOSITIONS"). Such sums for Other Impositions shall be deposited in a lump sum or in periodic installments, at Bank's option. If required by Bank, Company shall promptly deliver to Bank all bills and notices with respect to any taxes, assessments, premiums and Other Impositions. Unless Company and Bank otherwise agree in writing, Bank shall not be required to pay Company any interest, earnings or profits on any sums deposited with Bank. All sums deposited with Bank under this paragraph 3.1 are hereby pledged as security for the Secured Obligations.

         3.2 APPLICATION OF DEPOSITS. All such deposited sums shall be held by Bank and applied in such order as Bank elects to pay such taxes, assessments, premiums and Other Impositions or, upon any Event of Default, may be applied in whole or in part, to the Secured Obligations. The arrangement provided for in this Article III is solely for the added protection of Bank and entails no responsibility on Bank's part beyond the


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
allowing of due credit, without interest, for the sums actually received by it. Upon any assignment of this Deed of Trust by Bank, any funds on hand shall be turned over to the assignee and any responsibility of Bank with respect thereto shall terminate. Each transfer of the Property in accordance with Article IV below shall automatically transfer to the transferee all rights of Company with respect to any funds deposited hereunder. Upon payment in full of the Secured Obligations, Bank shall promptly refund to Company the remaining balance of any deposits then held by Bank.

         3.3 ADJUSTMENTS TO DEPOSITS. If the total deposits held by Bank exceed the amount deemed necessary by Bank to provide for the payment of such taxes, assessments, premiums and Other Impositions, such excess shall, provided there is no Event of Default or any event which would constitute an Event of Default if not cured within the time allowed, be credited by Bank on the next due installment or installments of such deposits. If at any time the total deposits held by Bank are less than the amount deemed necessary by Bank to provide for the payment of such taxes, assessments, premiums and Other Impositions, Company shall promptly deposit the deficiency with Bank after receipt of written demand from Bank.

         3.4 CONDITIONAL WAIVER. Notwithstanding the foregoing, Bank shall not require the payment of reserves as provided in this Article until a delinquency occurs in the payment of such taxes, assessments, premium and Other Impositions, or until the occurrence of an Event of Default.

                                   ARTICLE IV
                     RESTRICTIONS ON TRANSFER OR ENCUMBRANCE

         Neither the Property nor any part thereof or interest therein shall be encumbered, sold (by contract or otherwise), conveyed, leased (except as specifically provided otherwise hereinafter and as provided in Article VI), or otherwise transferred by Company; nor shall there be any change in (i) the ownership or control of any of Company's stock if Company is a corporation (excluding transfers of stock for estate planning purposes by and between members of the Lindal family and/or any trust(s) created by such individuals, and the repurchase/redemption by the Company of any stock held by such individuals or such trusts, provided in both cases that Lindal family members at all times remain the majority stockholders of the Company), (ii) the ownership or control of any membership interest in Company if Company is a limited liability company, (iii) the ownership or control of any general partnership interest in Company if Company is a partnership, (iv) the ownership or control of any beneficial interests in Company if Company is not otherwise a natural person or persons, or (v) the ownership or control of any stock, membership, any general partnership interest, or any other beneficial interest in any corporation, partnership or other entity that has an ownership interest in Company. Any such action without Bank's prior written consent shall be deemed to increase the risk of Bank, and shall constitute an Event of Default if not corrected within five (5) days after Bank's delivery of written demand to Company.

Bank may, in its sole discretion, consent to any such action subject to such terms and conditions as Bank may require, including without limitation the payment of a transfer review fee, and an assumption fee of one percent (1%) of the Letter of Credit Commitment (as defined in the Reimbursement Agreement), and an increase in the fees due under the Reimbursement Agreement.

         Bank acknowledges that as of the date of this Deed of Trust, Company is in the process of effecting a tender offer pursuant to which Company will repurchase its shares from current stockholders, in order to become a privately-held corporation, and that subsequent to completion of such tender offer, Company will merge with and into a Washington corporation, at which time Company shall become a privately-held Washington corporation doing business under the same corporate name it presently uses. Bank agrees that such actions and restructuring shall be deemed to be permitted under this Article, without payment of any fee or additional notice to Bank, except that Company shall deliver to Bank such information and copies of agreements as Bank shall request in connection with such restructuring and shall execute any instruments or agreements that Bank may request in order to maintain and preserve all of Bank's rights and interests hereunder. Consent to this particular restructuring shall not be deemed to waive any rights and restrictions with regard to any subsequent or other restructurings or transfers, all of which shall remain fully subject to the transfer restrictions set forth above.

                                    ARTICLE V
                   UNIFORM COMMERCIAL CODE SECURITY AGREEMENT

         5.1 GRANT TO BANK. This Deed of Trust constitutes a security agreement pursuant to the Uniform Commercial Code with respect to:

                  (a) Any of the Property which, under applicable law, is not real property or effectively made part of the real property by the provisions of this Deed of Trust; and

                  (b) Any and all other property now or hereafter described on any Uniform Commercial Code Financing Statement naming Company as Debtor and Bank as Secured Party and affecting property in any way connected with the use and enjoyment of the Property (any and all such other property constituting "Property" for purposes of this Deed of Trust);

and Company hereby grants Bank a security interest in all property described in clauses (a) and (b) above as security for the Secured Obligations. Company and Bank agree, however, that neither the foregoing grant of a security interest nor the filing of any such financing statement shall be construed as limiting the parties' stated intention that everything used in connection with the production of income from the Property, or adapted for use therein, or which is described or reflected in this Deed of Trust, is and at all times shall be regarded as part of the Land.

         5.2 BANK'S RIGHTS AND REMEDIES. With respect to the Property subject to the foregoing security interest, Bank shall have all of the rights and remedies
(i) of a secured party under the Uniform Commercial Code, (ii) provided herein, including without limitation the right to cause such Property to be sold by Trustee under the power of sale granted by this Deed of Trust, and (iii) provided by law. In exercising its remedies, Bank may proceed against the items of real property and any items of personal property separately or together and in any order whatsoever, without in any way affecting the availability of Bank's remedies. Upon demand by Bank following an Event of Default hereunder, Company shall assemble any items of personal property and make them available to Bank at the Land. Bank shall give Company at least five (5) days' prior written notice of the time and place of any public sale or other disposition of such Property or of the time of or after which any private sale or any other intended disposition is to be made. Any person permitted by law to purchase at any such sale may do so. Such Property may be sold at any one or more public or private sales as permitted by applicable law.

                                   ARTICLE VI
                         ASSIGNMENT OF RENTS AND LEASES

         6.1 ASSIGNMENT OF RENTS AND LEASES. As security for the Secured Obligations, Company assigns and transfers to Bank and grants Bank a security interest in and to all right, title and interest of Company in and to: (a) any and all present and future leases, subleases, and other agreements for the occupancy or use of all or any part of the Property, and any and all extensions, renewals and replacements thereof ("LEASES"); (b) all cash or security deposits, advance rentals and deposits of a similar nature under the Leases; (c) any and all guarantees of tenants' or occupants' performances under any and all Leases; and (d) all rents, issues, profits and revenues ("RENTS") now due or which may become due or to which Company may now or shall hereafter become entitled or may demand or claim (including Rents coming due during any redemption period), arising or issuing from or out of any and all Leases, including without limitation minimum, additional, percentage and deficiency rents and liquidated damages.

         6.2 COLLECTION OF RENTS. Prior to any Event of Default hereunder, Company shall have a license to, and shall, collect and receive all Rents of the Property as trustee for the benefit of Bank and Company, apply the Rents so collected first to the payment of taxes, assessments and other charges on the Property prior to delinquency, second to the cost of insurance, maintenance and repairs required by the terms of this Deed of Trust, third to the costs of discharging any obligation or liability of Company under the Leases, and fourth to the Secured Obligations, with the balance, if any, to the account of Company provided there is no Event of Default. Upon delivery of written notice by Bank to Company of an Event of Default hereunder and stating that Bank exercises its rights to the Rents, and without the necessity of Bank entering upon and taking and maintaining full control of the Property in person, by agent or by a court-appointed receiver, Bank shall immediately be entitled to possession of all Rents from the Property as the same become due and payable, including without limitation Rents then due and unpaid, and all such Rents shall immediately upon delivery of such notice be held by Company as trustee for the benefit of Bank only. Upon delivery of such written notice by Bank, Company hereby agrees to direct each tenant or occupant of the Property to pay all Rents to Bank on Bank's written demand therefor, without any liability on the part of said tenant or occupant to inquire further as to the existence of an Event of Default by Company. Company hereby authorizes Bank as Company's attorney-in-fact to make such direction to tenants and occupants upon Company's failure to do so as required herein. Payments made to Bank by tenants or occupants shall, as to such tenants and occupants, be in discharge of the payors' obligations to Company. Bank may exercise, in Bank's or Company's name, all rights and remedies available to Company with respect to collection of Rents. Nothing herein contained shall be construed as obligating Bank to perform any of Company's obligations under any of the Leases.

         6.3 COMPANY'S REPRESENTATIONS AND WARRANTIES. Company hereby represents and warrants to Bank that Company has not executed and will not execute any other assignment of said Leases or Rents, that Company has not performed and will not perform any acts and has not executed and will not execute any instrument which would prevent Bank from exercising its rights under this
Article VI, and that at the time of execution of this Deed of Trust there has been no anticipation or prepayment of any of the Rents of the Property for more than two (2) months prior to the due dates thereof. Company further represents and warrants to Bank that all existing Leases are in good standing and there is no default thereunder, whether by Company or lessee, and that, to Company's knowledge, there is no event or condition which, with notice or the passage of time or both, would be a default thereunder. Company shall execute and deliver to Bank such further assignments of Rents and Leases of the Property as Bank may from time to time request.

         6.4 LEASES OF THE PROPERTY. Company shall comply with and observe Company's obligations as landlord under all Leases and will do all that is necessary to preserve all Leases in force and free from any right of counterclaim, defense or setoff. At Bank's request, Company shall furnish Bank with executed copies of all Leases now existing or hereafter made and all Leases hereafter entered into shall use a form previously approved by Bank. All commercial Leases and tenants shall be subject to Bank's prior written approval, and shall specifically provide that the tenant attorns to any person succeeding to the interest of Company upon any foreclosure of this Deed of Trust or conveyance in lieu thereof. Such attornment shall be in such form as Bank may approve and shall provide that Tenant shall not have the right of set off or defense to payment of rents for any event or act that occurred prior to such successor obtaining title to Company's interest except to the extent such event or act is continuing at the time such successor obtains such title. Tenant shall also agree to execute such further evidences of attornment as Bank may from time to time request. Without Bank's written consent, Company shall not collect or accept payment of any Rents more than two months prior to the due dates thereof.

         6.5 BANK IN POSSESSION; APPOINTMENT OF RECEIVER. Upon any Event of Default, Bank may, in person, by agent or by a court-appointed receiver, regardless of the adequacy of Bank's security, enter upon and take and maintain full control of the Property in order to perform all acts necessary and appropriate for the operation and maintenance thereof in the same manner and to the same extent as Company could do the same, including without limitation the execution, enforcement, cancellation and modification of Leases, the collection of all Rents of the Property, the removal and eviction of tenants and other occupants, the making of alterations and repairs to the Property, and the execution and termination of contracts providing for management or maintenance of the Property, all on such terms as are deemed best by Bank to protect the security of this Deed of Trust. From and after any Event of Default, if any owner of the Property shall occupy the Property or part thereof such owner shall pay to Bank in advance on the first day of each month a reasonable rental for the space so occupied, and upon failure so to do Bank shall be entitled to remove such owner from the Property by any appropriate action or proceedings. Following an Event of Default, Bank shall be entitled (regardless of the adequacy of Bank's security) to the appointment of a receiver, Company hereby consenting to the appointment of such receiver. Said receiver may serve without bond and may be Bank or an employee of Bank. The receiver shall have, in addition to all the rights and powers customarily given to and exercised by such receivers, all the rights and powers granted to Bank in this Article VI. Bank or the receiver shall be entitled to receive a reasonable fee for so managing the Property.

         6.6 APPLICATION OF RENTS. All Rents collected subsequent to delivery of written notice by Bank to Company of an Event of Default shall be applied first to the costs, if any, of taking control of and managing the Property and collecting the Rents, including without limitation attorneys' fees, receiver's fees, premiums on receiver's bonds, costs of maintenance and repairs to the Property, premiums on insurance policies, taxes, assessments and other charges on the Property, and the costs of discharging any obligation or liability of Company under the Leases, and then to other Secured Obligations. Bank or the receiver shall be liable to account only for those Rents actually received. Bank shall not be liable to Company, anyone claiming under or through Company or anyone having an interest in the Property by reason of anything done or left undone by Bank under this Article.

         6.7 DEFICIENCIES. To the extent, if any, that the costs of taking control of and managing the Property, collecting the Rents, and discharging obligations and liabilities of Company under the Leases, exceed the Rents of the Property, the excess sums expended for such purposes, plus interest, shall constitute a Secured Obligation. Such excess sums shall be payable upon demand by Bank and shall bear interest from the date of disbursement at the lesser of the default rate under the Reimbursement Agreement, or the maximum rate permitted by law.

         6.8 BANK NOT MORTGAGEE IN POSSESSION. Nothing herein shall constitute Bank a "mortgagee in possession" prior to its actual entry upon and taking possession of the

Property. Entry upon and taking possession by a receiver shall not constitute possession by Bank.

         6.9 ENFORCEMENT. Bank may enforce this assignment without first resorting to or exhausting any security or collateral for the Secured Obligations.

                                   ARTICLE VII
                             REIMBURSEMENT AGREEMENT

         Company agrees to comply with the covenants and conditions of the Reimbursement Agreement, which is hereby incorporated herein and made a part of this Deed of Trust. An Event of Default under the Reimbursement Agreement shall also be an Event of Default under this Deed of Trust. Upon an Event of Default, Bank may, at its option, with or without entry upon the Property, exercise any of the rights or remedies provided in the Reimbursement Agreement, exercise any of the rights or remedies provided in this Deed of Trust, or do both.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         8.1 EVENTS OF DEFAULT. Any one or more of the following is an "EVENT OF DEFAULT":

                  (a) Company fails to make any payment under this Deed of Trust or any of the other Reimbursement Documents within fifteen (15) days after the due date.

                  (b) There is any default under the Ground Lease that is not cured within any applicable cure period thereunder, or there is a default under any of the Permitted Exceptions, if not cured within any cure period given in the Permitted Exceptions.

                  (c) There is an Event of Default as defined in any of the other Reimbursement Documents.

                  (d) There is a default under the Indemnity Agreement.

                  (e) Company fails to perform any other covenant, agreement or obligation under this Deed of Trust or any of the other Reimbursement Documents, if not cured within the time allowed. If no cure period is otherwise specified for such default, the cure period shall be within thirty (30) days after Bank's delivery of written demand to Company, or if such cure cannot in Bank's opinion be completed within such thirty (30) day period, and Company commences the required cure within such thirty (30) day period and thereafter continues to cure with diligence, the cure period shall be ninety (90) days after Bank's delivery of such written demand.

                  (f) At the option of the Bank, there is an Event of Default under the Loan Agreement.

                  (g) Company files a petition in bankruptcy or for an arrangement, reorganization or any other form of debtor relief, or the petition is filed against Company or any trustee of Company and is not dismissed within forty-five (45) days after filing; a decree or order is entered for the appointment of a trustee, receiver or liquidator for Company or its assets, and not vacated within forty-five (45) days after the date of entry; Company commences any proceeding for dissolution or liquidation; or any such proceeding is commenced against Company and the proceeding is not dismissed within forty-five (45) days after the date of commencement; Company makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due; or, there is an attachment, execution or other judicial seizure of any property of Company and such seizure is not discharged within ten (10) days.

                  (h) Any representation or disclosure made to Bank by Company in connection with the credit facility evidenced by the Reimbursement Agreement proves to be materially false or misleading when made, whether or not that representation or disclosure is expressly set forth in the Reimbursement Documents.

                  (i) A default occurs under any other indebtedness now or hereafter owing to Bank on which Company is a maker or a guarantor, and such default is not cured within the applicable cure period, if any, under the instruments evidencing and securing such indebtedness.

         8.2 INAPPLICABILITY OF CURE PERIODS. All cure periods provided in this Deed of Trust or the other Reimbursement Documents shall be inapplicable if, in Bank's reasonable judgment, the default is not capable of being cured within the time allowed, or a delay in Bank's enforcement of its rights and remedies may result in a material impairment of its security.

         8.3 FORM OF NOTICE. At Bank's option, any written notice of default given to Company under paragraph 8.1 may be given in the form of a statutory notice of default under the Washington Deed of Trust Act or any other form as Bank may elect.

                                   ARTICLE IX
                                    REMEDIES

         9.1 ACCELERATION UPON DEFAULT; ADDITIONAL REMEDIES. Upon any Event of Default, Bank may, at its option and without notice to or demand upon Company, exercise any one or more of the following actions:

                  (a) Declare all the Secured Obligations immediately due and payable.

                  (b) Bring a court action to enforce the provisions of this Deed of Trust or any of the other Reimbursement Documents.

                  (c) Foreclose this Deed of Trust as a mortgage.

                  (d) Cause any or all of the Property to be sold under the power of sale granted by this Deed of Trust in any manner permitted by applicable law.

                  (e) Elect to exercise its rights with respect to the Leases and the Rents.

                  (f) Exercise any or all of the other rights and remedies under this Deed of Trust and the other Reimbursement Documents.

                  (g) Exercise any other right or remedy available under law or in equity.

         9.2 [RESERVED]

         9.3 EXERCISE OF POWER OF SALE. For any sale under the power of sale granted by this Deed of Trust, Bank or Trustee shall record and give all notices required by law and then, upon the expiration of such time as is required by law, Trustee may sell the Property upon any terms and conditions specified by Bank and permitted by applicable law. Trustee may postpone any sale by public announcement at the time and place noticed for the sale. If the Property includes several lots or parcels, Bank in its discretion may designate their order of sale or may elect to sell all of them as an entirety. The Property, real, personal and mixed, may be sold in one parcel. To the extent any of the Property sold by the Trustee is personal property, then Trustee shall be acting as the agent of the Bank in selling such Property. Any person permitted by law to do so may purchase at any sale. Upon any sale, Trustee will execute and deliver to the purchaser or purchasers a deed or deeds conveying the Property sold, but without any covenant or warranty, express or implied, and the recitals in the Trustee's deed showing that the sale was conducted in compliance with all the requirements of law shall be prima facie evidence of such compliance and conclusive evidence thereof in favor of bona fide purchasers and encumbrancers for value.

         9.4 APPLICATION OF SALE PROCEEDS. Except as may otherwise be required by law, the proceeds of any sale under this Deed of Trust shall be applied in the following priority:

                  (a) Payment of the costs and expenses of the sale; including without limitation Trustee's fees, legal fees and disbursements, title charges and transfer taxes, and payment of all expenses, liabilities and advances of Trustee, together with interest on all advances made by Trustee from date of disbursement at the lesser of the default rate under the Reimbursement Agreement, or the maximum rate permitted by law.

                  (b) Payment of all sums expended by Bank under the terms of this Deed of Trust and not yet repaid, together with interest on such sums from date of disbursement at the lesser of the default rate under the Reimbursement Agreement, or the maximum rate permitted by law.

                  (c) Payment of all other Secured Obligations in any order that the Bank chooses.

                  (d) The remainder, if any, to the person or persons legally entitled to it.

         9.5 WAIVER OF ORDER OF SALE AND MARSHALLING. Bank shall have the right to determine the order in which any or all portions of the Secured Obligations are satisfied from the proceeds realized upon the exercise of any remedies provided herein. To the fullest extent permitted by law, Company, any party who consents to this Deed of Trust and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice hereof, hereby waives any and all right to require marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein, or to direct the order in which any of the Property will be sold in the event of any sale under this Deed of Trust.

         9.6 NON-WAIVER OF DEFAULTS. The entering upon and taking possession of the Property, the collection of Rents or the proceeds of fire and other insurance policies or compensation or awards for any taking or damage of the Property, and the application or release thereof as herein provided, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

         9.7 EXPENSES DURING REDEMPTION PERIOD. If this Deed of Trust is foreclosed as a mortgage and the Property sold at a foreclosure sale, the purchaser may during any redemption period allowed, make such repairs or alterations on the Property as may be reasonably necessary for the proper operation, care, preservation, protection and insuring thereof. Any sums so paid together with interest thereon from the time of such expenditure at the lesser of the default rate under the Reimbursement Agreement, or the maximum rate permitted by law, shall be added to and become a part of the amount required to be paid for redemption from such sale.

         9.8 FORECLOSURE SUBJECT TO TENANCIES. Bank shall have the right at its option to foreclose this Deed of Trust subject to the rights of any tenant or tenants of the Property.

         9.9 REMEDIES CUMULATIVE. To the extent permitted by law, every right and remedy provided in this Deed of Trust is distinct and cumulative to all other rights or remedies under this Deed of Trust or afforded by law or equity or any other agreement between Bank and Company, and may be exercised concurrently, independently or successively, in any order whatsoever. Bank may exercise any of its rights and remedies at its option without regard to the adequacy of its security.

         9.10 BANK'S AND TRUSTEE'S EXPENSES. Company shall pay all of Bank's and Trustee's expenses incurred in any efforts to enforce any terms of this Deed of Trust, whether or not any suit is filed, including without limitation legal fees and disbursements, foreclosure costs and title charges. All such sums, with interest thereon, shall be additional indebtedness of Company secured by this Deed of Trust. Such sums shall be immediately due and payable and shall bear interest from the date of disbursement at the lesser of the default rate under the Reimbursement Agreement, or the maximum rate permitted by law.

                                    ARTICLE X
                                     GENERAL

         10.1 NO OFFSET. Company's obligation to timely pay and perform all obligations under the Reimbursement Agreement, this Deed of Trust, and the other Reimbursement Documents shall be absolute and unconditional and shall not be affected by any event or circumstance; including without limitation any setoff, counterclaim, abatement, suspension, recoupment, deduction, defense or any other right that Company or any guarantor may have or claim against Bank or any other person or entity. The foregoing shall not constitute a waiver of any claim or demand which Company or any guarantor may have in damages or otherwise against Bank or any other person or entity; provided that Company shall maintain a separate action thereon.

         10.2 APPLICATION OF PAYMENTS. Except as applicable law or this Deed of Trust may otherwise provide, all payments received by Bank under the Reimbursement Agreement or this Deed of Trust shall be applied by Bank in the following order of priority: (a) Bank's and Trustee's expenses incurred in any efforts to enforce any terms of this Deed of Trust; (b) interest payable on advances made to protect the security of this Deed of Trust; (c) principal of such advances; (d) amounts payable to Bank by Company under Article III for reserves; (e) interest and late charges payable on the Reimbursement Agreement;
(f) reimbursement of principal drawings of the Reimbursement Agreement; and (g) any other Secured Obligations in such order as Bank, at its option, may determine; provided, however, that Bank may, at its option, apply any such payments received to the reimbursement of interest drawings, principal drawings or other obligations under the Reimbursement Agreement prior to applying such payments to interest on and principal of advances made to protect the security of this Deed of Trust.

         10.3 APPRAISAL COSTS. In the event the Financial Institutions Reform, Recovery, and Enforcement Act, as amended, or any regulatory agency, requires Bank to obtain an appraisal of the Property, Company shall reimburse Bank on demand for payment of the costs of such appraisal.

         10.4 IMPOSITION OF TAX. For purposes of this Section, "Tax" shall mean:
(a) a specific tax on deeds of trust or on all or any part of the indebtedness secured by a deed of trust; or (b) a specific tax on the owner of the Property covered by a deed of trust which the taxpayer is authorized or required to deduct from payments on the deed of trust; or (c) a tax on property covered by a deed of trust chargeable against a beneficiary or trustee under the deed of trust or the holder of the obligations secured by the deed of trust; or (d) a specific tax (other than an income tax or a gross receipts tax) on all or any portion of the obligations secured hereby or on reimbursements of principal and interest drawings made by a grantor under a deed of trust. If any Tax is enacted subsequent to the date of this Deed of Trust, enactment of the Tax shall constitute an Event of Default, and Bank may exercise any or all of the remedies available to it upon the occurrence of any Event of Default, unless the following conditions are met: (i) Company may lawfully pay the Tax without causing any resulting economic disadvantage or increase of tax to Beneficiary or Trustee; and (ii) Company pays the Tax (including any tax on the payment made) within thirty (30) days after notice from Bank that the tax law has been enacted.

         10.5 RECONVEYANCE. Upon payment of all Secured Obligations, Bank shall request Trustee to reconvey the Property and shall surrender this Deed of Trust and all notes evidencing the Secured Obligations to Trustee. Trustee shall reconvey the Property without warranty to the person or persons legally entitled thereto. The grantee in any reconveyance may be described as the "person or persons legally entitled thereto," and the recitals therein of any matters or facts shall be conclusive proof of the truthfulness thereof. Such person or persons shall pay Trustee's reasonable costs incurred in so reconveying the Property.

         10.6 SUCCESSOR TRUSTEE. In accordance with applicable law, Bank may from time to time appoint a successor trustee to any Trustee appointed hereunder. Without conveyance of the Property, the successor trustee shall succeed to all the title, power and duties conferred upon the Trustee herein and by applicable law.

         10.7 BANK'S POWERS. Without affecting the liability of any person for payment or performance of the Secured Obligations or any of Bank's rights or remedies, Bank, at its option, may extend the time for payment of the Secured Obligations or any part thereof, reduce payment thereon, release anyone liable thereon, accept a renewal Reimbursement Agreement or notes therefor, modify the terms and time of payment thereof, release the lien of this Deed of Trust on any part of the Property, take or release other or additional security, release or reconvey or cause to be released or reconveyed all or any part of the Property, or consent and/or cause Trustee to consent to the making of any map or plat of the Property, consent or cause Trustee to consent to the granting of any easement or creating any restriction on the Property, or join or cause Trustee to join in any subordination or other agreement affecting this Deed of Trust or the lien or charge hereof. Company shall pay Bank a reasonable service charge, together with such title insurance premiums and attorneys' fees as may be incurred at Bank's option, for any such action if taken at Company's request.

         10.8 [Intentionally deleted].

         10.9 SUBROGATION. Bank shall be subrogated for further security to the lien, although released of record, of any and all encumbrances discharged, in whole or in part, under the terms of any of the Reimbursement Documents or any other indebtedness secured hereby.

         10.10 LIMITATION ON INTEREST AND CHARGES. The interest, fees and charges under the Reimbursement Documents shall not exceed the maximum amounts permitted by any applicable law. If any such interest, fee or charge exceeds the maximum, the interest, fee or charge shall be reduced by the excess and any excess amounts already collected from Company shall be refunded. Bank may refund such excess either by treating the excess as a prepayment of Reimbursement Agreement under the Reimbursement Agreement or by making a direct payment to Company. The provisions of this paragraph shall control over any inconsistent provision in the Reimbursement Documents.

         10.11 ADDITIONAL DOCUMENTS; POWER OF ATTORNEY. Company, from time to time, shall execute, acknowledge and deliver to Bank upon request, and hereby irrevocably appoints Bank its attorney-in-fact to execute, acknowledge, deliver and if appropriate file and record, such security agreements, assignments for security purposes, assignments absolute, financing statements, affidavits, certificates and other documents, in form and substance satisfactory to Bank, as Bank may request in order to perfect, preserve, continue, extend in time or maintain the assignments herein contained, the lien and security interest under this Deed of Trust, and the priority thereof. Company shall pay to Bank upon request therefor all costs and expenses incurred in connection with the preparation, execution, recording and filing of any such document.

         10.12 WAIVER OF STATUTE OF LIMITATIONS. To the full extent Company may do so, Company hereby waives the right to assert any statute of limitations as a defense to the enforcement of the lien of this Deed of Trust or to any action brought to enforce the Reimbursement Agreement or any other obligation secured by this Deed of Trust.

         10.13 FORBEARANCE BY BANK NOT A WAIVER. Any forbearance by Bank in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy, and no waiver by Bank of any particular default shall constitute a waiver of any other default or of any similar default in the future. Without limiting the generality of the foregoing, the acceptance by Bank of payment of any of the Secured Obligations after the due date thereof shall not be a waiver of Bank's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Bank shall not be a waiver of Bank's right to accelerate the maturity of the indebtedness secured by this Deed of Trust, nor shall Bank's receipt of any awards, proceeds or damages under paragraphs 2.3 and 2.7 hereof operate to cure or waive Company's default in payment of the Secured Obligations.

         10.14 MODIFICATIONS AND WAIVERS. This Deed of Trust cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.

         10.15 NOTICE. Any notice to Company under this Deed of Trust shall be to the address noted above or such other address as may be designated by Company in writing and shall be deemed to have been given on the date delivered in the case of personal delivery or, if mailed, three (3) days after the postmark thereof.

         10.16 GOVERNING LAW; SEVERABILITY; CAPTIONS. This Deed of Trust shall be governed by the laws of the State of Washington. If any provision or clause of this Deed of Trust conflicts with applicable law, such conflicts shall not affect other provisions or clauses hereof which can be given effect without the conflicting provision, and to this end the provisions hereof are declared to be severable. The captions and headings of the paragraphs and articles of this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof.

         10.17 DEFINITIONS. As used herein: the term "Company" means the Company herein named, together with any subsequent owner of the Property or any part thereof or interest therein; the term "Trustee" means the Trustee herein named, together with any successor Trustee; and the term "Bank" means the Bank herein named, together with any subsequent owner or holder of the Reimbursement Agreement or any interest therein, including pledgees, assignees and participants.

         10.18 SUCCESSORS AND ASSIGNS; JOINT AND SEVERAL LIABILITY; AGENTS. This Deed of Trust shall bind and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, administrators, executors, successors and assigns, subject to the provisions of Article IV hereof. Each person executing this Deed of Trust as Company shall be jointly and severally liable for all obligations of Company hereunder. In exercising any rights hereunder or taking actions provided for herein, Bank and Trustee may act through their respective employees, agents or independent contractors as authorized by Bank and Trustee.

         10.19 NUMBER; GENDER. This Deed of Trust shall be construed so that wherever applicable the use of the singular number shall include the plural number, and vice versa, and the use of any gender shall be applicable to all genders.

         10.20 TIME. Time is of the essence in connection with all obligations of Company herein.

         10.21 REQUEST FOR NOTICE. Company hereby requests that a copy of any notice of default and notice of sale hereunder be mailed to it at its address set forth at the beginning of this Deed of Trust.

         10.22 ASSIGNMENT OF REIMBURSEMENT DOCUMENTS. Bank may assign the Reimbursement Documents in whole or in part. Bank may make available to any proposed assignee or participant all credit and financial data with respect to Company as may be in the possession of Bank. Company agrees to provide any additional information that any proposed assignee or participant may reasonably request.

         10.23 ESTOPPEL CERTIFICATE. Company shall, within ten (10) days after receipt of Bank's written request, furnish Bank or any other party designated by Bank with a written statement, duly acknowledged, setting forth the amount of the Secured Obligations and otherwise confirming the status of the Secured Obligations, the Property, and the Reimbursement Documents.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         IN WITNESS WHEREOF, Company has executed this Deed of Trust as of the date first above written.

                                         "COMPANY"

                                         LINDAL CEDAR HOMES, INC., a
                                         Delaware corporation

                                         By:
                                              ----------------------------------
                                                            its
                                              -------------     ----------------

STATE OF WASHINGTON       )
                          ) ss.
County of _______________ )

I certify that I know or have satisfactory evidence that ____________________ ____________________________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the ____________________________ of LINDAL CEDAR HOMES, INC. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED this _____ day of December, 2000.

                                       -----------------------------------------
                                       Notary Public in and for
                                       the State of Washington,
                                       residing at
                                                   ----------------------------.

                                       -----------------------------------------
                                       Name (printed or typed)
                                       My appointment expires:
                                                               -----------------

                                  EXHIBIT A TO
                                  DEED OF TRUST
                                LEGAL DESCRIPTION

The Land is located in SKAGIT County, Washington, and is legally described as follows:

A Leasehold interest in the following described property:

         Lot 74, and portions of Lots 66, 67, 72, 73 and 75 of "SKAGIT REGIONAL AIRPORT BINDING SITE PLAN, PHASE I", approved August 22, 1986, and recorded August 25, 1986, in Book 7 of Short Plats, at Pages 111 through 120, inclusive, records of Skagit County, Washington, under Auditor's File No. 8608250002, described as follows:

Beginning at the Northeast corner of said Lot 75; thence South 0 degrees 41' 46" West along the East line of said Lot 75, a distance of 94.08 feet; thence North 88 degrees 58' 01" West parallel with the South line of said Lot 74, a distance of 181.02 feet; thence North 74 degrees 30' 01" West, 59.08 feet; thence North 86 degrees 20' 58" West, 36.05 feet; thence South 56 degrees 00' 20" West, 28.59 feet; thence North 88 degrees 58' 01" West, 120.38 feet; thence North 21 degrees 41' 05" West, 246.93 feet; thence North 16 degrees 00' 00" East, 170.03 feet; thence North 89 degrees 33' 47" West parallel with the North line of said Lot 73, a distance of 18.35 feet; thence North 1 degree 01' 59" East, 125.60 feet to a point on the North line of said Lot 72, said point also being on the South margin of Steele Road; thence South 89 degrees 33' 47" East along said South line, 49.08 feet; thence South 30 degrees 41' 13" East, 42.30 feet; thence North 81 degrees 16' 52" East, 152.32 feet; thence North 43 degrees 24' 00" West,
16.60 feet to a point on said North line of Lot 73; thence South 89 degrees 33' 47" East along said North line, 151.58 feet to the beginning of a curve to the right having a radius of 50.00 feet; thence Southeasterly along the arc of said curve to the right and the Northeasterly line of said Lot 73, through a central angle of 89 degrees 52' 24", an arc distance of 78.43 feet to a point of reverse curvature to the left, said curve having a radius of 505.26 feet; thence Southeasterly along the arc of said curve to the left and the East line of said Lot 73, through a central angle of 17 degrees 31' 42", an arc distance of 154.57 feet to the Southeast corner of said Lot 73; thence continuing Southeasterly along the arc of said curve to the left having a radius of 505.26 feet and the East line of said Lot 74, through a central angle of 4 degrees 57' 32", an arc distance of 43.73 feet to a point of reverse curvature to the right, said curve having a radius of 425.02 feet; thence Southeasterly along the arc of said curve to the right and said East line of Lot 74, through a central angle of 22 degrees 52' 25", an arc distance of 169.68 feet; thence South 0 degrees 41' 46" West along said East line of Lot 74, a distance of 20.00 feet to the point of beginning; said Site Plan being located in Section 33 and 34 of Township 35 North, Range 3 East, W.M., and Section 3 of Township 34 North, Range 3 East, W.M.